Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-29511 on Form N-1A of our report dated December 23, 2025, relating to the financial statements and financial highlights of the Madison Conservative Allocation Fund, Madison Moderate Allocation Fund, Madison Aggressive Allocation Fund, Madison Diversified Income Fund, Madison Tax-Free National Fund, Madison High Quality Bond Fund, Madison Core Bond Fund, Madison Covered Call & Equity Income Fund, Madison Dividend Income Fund, Madison Large Cap Fund (formerly Madison Investors Fund), Madison Mid Cap Fund, and Madison Small Cap Fund, each a series of Madison Funds, appearing in Form N-CSR of Madison Funds for the year ended October 31, 2025, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois

February 25, 2026